Registration No. 333-101719

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GREAT LAKES CHEMICAL CORPORATION
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1765035 (I.R.S. Employer Identification No.)

9025 North River Road, Suite 400
Indianapolis, Indiana 46240
(Address of Principal Executive Offices)

Great Lakes Chemical Corporation
Supplemental Savings Plan
(full title of the plan)

Karen Witte Duros
Vice President and
Associate General Counsel
Great Lakes Chemical Corporation
9025 North River Road, Suite 400
Indianapolis, Indiana 46240
(Name and address of agent for service)

(317) 715-3000
(Telephone number, including area code,
of agent for service)

Copies to:

Stephen J. Hackman
Ice Miller
One American Square, Box 82001
Indianapolis, Indiana 46282

        Great Lakes Chemical Corporation (the “Company”), previously registered on Form S-8, File No. 333-101719, shares of its common stock, with a par value of $1.00 per share, and interests to be offered or sold pursuant to the Great Lakes Chemical Corporation Supplemental Savings Plan (the “Plan”). The Company is filing this Post-Effective Amendment No. 1 to remove from registration all securities which have not been issued or reserved for issuance under the Plan as of the date specified below.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Indianapolis, State of Indiana, on March 29, 2004.

GREAT LAKES CHEMICAL CORPORATION By: /s/ Karen Witte Duros Karen Witte Duros Vice President and Associate General Counsel

        Pursuant to the requirements of the Securities Act of 1993, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities indicated on this 29th day of March, 2004.

/s/ Mark Bulriss* Mark P. Bulriss	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ John J. Gallagher III* John J. Gallagher III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William L. Sherwood* William L. Sherwood	Vice President, Corporate Controller (Principal Accounting Officer)

/s/ Nigel D.T. Andrews* Nigel D.T. Andrews	Director

/s/ James W. Crownover* James W. Crownover	Director

/s/ Thomas M. Fulton* Thomas M. Fulton	Director

/s/ Martin M. Hale* Martin M. Hale	Director

/s/ Louis E. Lataif* Louis E. Lataif	Director

/s/ John C. Lechleiter* John C. Lechleiter	Director

/s/ Mack G. Nichols* Mack G. Nichols	Director

/s/ Jay D. Proops* Jay D. Proops	Director

*By: /s/ Karen Witte Duros Karen Witte Duros, as attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana, on March 29, 2004.

GREAT LAKES CHEMICAL CORPORATION SUPPLEMENTAL SAVINGS PLAN By: /s/ Richard J. Kinsley Richard J. Kinsley Compensation and Incentive Committee